Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Titan Global Holdings Inc. (the “Company”) on Form 10-QSB/A for the period ending May 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bryan M. Chance, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Titan Global Holdings, Inc. and will be retained by Titan Global Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: July 18, 2006	/s/ Bryan M. Chance
Bryan M. Chance
Chief Financial Officer